UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 20, 2018
Date of Report (Date of earliest event reported)

Apollo Tactical Income Fund Inc.
(Exact name of registrant as specified in its charter)

Maryland	811-22591	90-0924821
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9 West 57th Street
New York, New York 10019
(Address of principal executive offices) (Zip Code)
(212) 822-0426
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Repayment of Existing Credit Facility and Entry into New Credit Facility

On April 20, 2018, Apollo Tactical Income Fund Inc. (the “Fund”) repaid in full its existing credit facility (the “Existing Credit Facility”) with JPMorgan Chase Bank, N.A. in the aggregate principal amount of $138,000,000. The same day, the Fund entered into a new credit facility (the “New Credit Facility”) with Sumitomo Mitsui Banking Corporation (“SMBC”) as lender with an aggregate amount of $133,000,000 available under the facility. Under the terms of the New Credit Facility, the Fund may borrow a single term loan not to exceed $125,000,000 (the “Term Loan”) and may borrow up to an additional $8,000,000 on a revolving basis (the “Revolving Loans”). The Term Loan shall be a Eurodollar loan that bears interest at the London Interbank Offered Rate (“LIBOR”) plus a compounding applicable margin of 0.90% (the “Applicable Margin”). With respect to the Revolving Loans, the Fund may elect to apply LIBOR, an alternative base rate (“ABR”), a fixed rate, or a combination thereof. ABR and fixed rate loans will generally bear interest at the highest of: (i) the federal funds rate plus 1.00%; (ii) the LIBOR reference rate plus 1.00%; and (iii) SMBC’s prime rate as announced by SMBC from time to time in New York City.  The Fund may elect an interest period of one, two or three months with respect to both the Term Loan and the Revolving Loans, and six months with respect to the Revolving Loans. Any loans outstanding under the New Credit Facility must be repaid in full by April 20, 2020. The Fund will pay SMBC a quarterly commitment fee equal to 0.15% per annum on the average daily amount of available commitments. The New Credit Facility contains customary affirmative and negative covenants, including limitations on debt, liens and restricted payments, as well as certain portfolio limitations and customary prepayment provisions, including a requirement to prepay loans or take certain other actions if certain asset value tests are not met.

Currently, the Fund has drawn $126,000,000 under the New Credit Facility, which is comprised of a Term Loan of $125,000,000 and a Revolving Loan of $1,000,000, both of which bear a one month LIBOR-based interest rate, plus Applicable Margin.

Apollo Credit Management, LLC, an affiliate of Apollo Global Management, LLC (“Apollo”), is the Fund’s investment adviser.
The information in this Current Report on Form 8-K may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This Current Report on Form 8-K does not constitute an offer of Apollo or any Apollo fund.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO TACTICAL INCOME FUND INC.

Date: April 26, 2018	By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Secretary and Chief Legal Officer